EX-12
                     RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                                     EXHIBIT 12

                                                    MERRILL LYNCH PREFERRED CAPITAL TRUST V
                                         COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)




                                       For the Three    For the Nine
                                       Months Ended     Months Ended                    Year Ended Last Friday in December
                                       ------------------------------    ----------------------------------------------------------
                                       September 28,    September 28,
                                           2007             2007            2006         2005         2004         2003      2002
                                       -------------    -------------     --------     ---------    ---------    --------  --------

Earnings                               $      15,949    $      47,846     $ 63,795     $  63,795    $  63,795    $ 63,795  $ 63,795
                                       =============    =============     ========     =========    =========    ========  ========

Fixed charges                          $           -    $           -     $      -     $       -    $       -    $      -  $      -

Preferred securities                          15,470           46,410       61,880        61,880       61,880      61,880    61,880
distribution requirements              -------------    -------------     --------     ---------    ---------    --------  --------

Total combined fixed charges and
 preferred securities distribution     $      15,470    $      46,410     $ 61,880     $  61,880     $ 61,880    $ 61,880  $ 61,880
 requirements                          =============    =============     ========     =========    =========    ========  ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.03             1.03         1.03          1.03         1.03        1.03      1.03








                                                    MERRILL LYNCH PREFERRED FUNDING V, L.P.
                                           COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)



                                       For the Three    For the Nine
                                       Months Ended     Months Ended              Year Ended Last Friday in December
                                       ------------------------------     ---------------------------------------------------------
                                       September 28,    September 28,
                                           2007             2007            2006         2005          2004         2003      2002
                                       -------------    -------------     --------     ---------    ---------    --------  --------

Earnings                               $      18,705    $      56,116     $ 74,785     $  74,606    $  74,447    $ 74,430  $ 74,529
                                       =============    =============     ========     =========    =========    ========  ========

Fixed charges                          $           -    $           -     $      -     $       -    $       -    $      -  $      -


Preferred securities                          15,949           47,846       63,795        63,795       63,795      63,795    63,795
distribution requirements              -------------    -------------     --------     ---------    ---------    --------  --------

Total combined fixed charges and
 preferred securities distribution     $      15,949    $      47,846     $ 63,795     $  63,795    $  63,795    $ 63,795  $ 63,795
 requirements                          =============    =============     ========     =========    =========    ========  ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.17             1.17         1.17          1.17         1.17        1.17      1.17





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